Exhibit 10.22

FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made by CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership (“Landlord”), and GAINSCO, INC., a Texas corporation (“Tenant”).

1. Effective Date, The effective date (the “Effective Date”) of this Amendment means the earlier to occur of (i) the execution of this Amendment by both Landlord and Tenant or (ii) the date that Tenant begins installing any portion of the Equipment in the Building.

2. Lease. Landlord and Tenant are parties to that certain Office Lease dated as of May 3, 2005, between Landlord and Tenant, as amended by First Amendment to Office Lease dated July 13, 2005, Second Amendment to Office Lease dated September 23, 2005, and Third Amendment to Office Lease dated October 27, 2005 (as amended, the “Lease”), covering approximately 40,464 square feet of space (the “Premises”) located on the 11th and 12th floors of a building known as “3333 Lee Parkway” located at 3333 Lee Parkway, Dallas, Texas 75219 (the “Building”).

3. Amendment Agreements. For good and valuable consideration, the Lease is amended by adding the attached Exhibit G to the Lease.

4. General. The terms of this Amendment will benefit and bind Landlord and Tenant and the successors and assigns of Landlord and Tenant subject to any limitations concerning any assignment or transfer by Tenant contained in the Lease. The Lease, as expressly modified by this Amendment, will remain in full force and effect. The terms of the Lease, as expressly modified by this Amendment, are hereby confirmed. Landlord and Tenant have executed this Amendment on the respective dates set forth beneath their signatures below, but this Amendment will be effective as of the Effective Date set forth in Paragraph 1 above. This Amendment may be executed in multiple counterparts, each of which will constitute an original agreement and all of which will constitute one and the same agreement.

TENANT:		LANDLORD:

GAINSCO, INC., a Texas corporation		CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership

By:	Glenn W. Anderson	By:	CRE Management VIII, LLC
Name:	Glenn W. Anderson		a Delaware limited liability company,
Title:	President & CEO		its General Partner

Date: January 18, 2006			By:	Crescent Real Estate Equities, Ltd.,
a Delaware corporation, its manager

				By:	Joe D. Dobbs
				Name:	Senior Vice President
				Title:	Property Management, Dallas Region

Date: January 25, 2006